SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported) July 20, 1998
                                                 -------------

                           NAL Financial Group Inc.
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             (Exact name of registrant as specified in its charter)

      Delaware               0-25476                23-2455294
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  (State or other          (Commission           (I.R.S. Employer
   jurisdiction)           File Number)         Identification No.)

     500 Cypress Creek Road West
     Suite 590
     Fort Lauderdale, Florida                           33309
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(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (954) 938-8200
                                                   --------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

As previously reported, NAL Financial Group Inc. and six of its subsidiaries and affiliates, including NAL Acceptance Corporation, filed for bankruptcy under Chapter 11 of the Bankruptcy Code on March 23, 1998. As a result of extensive negotiations with several lenders and its majority shareholder, the Company and other debtors filed a Disclosure Statement and Plan of Reorganization (collectively the "Plan") with the U.S. Bankruptcy Court in and for the Southern District of Florida on July 20, 1998. The Plan provides that upon becoming effective, Conseco, Inc. (the parent of the Company's majority shareholder) and Greenwich Capital Markets, Inc., shall each contribute new value to the Company in the form of cash and working capital lines of credit to provide available cash of approximately $6 Million. Upon the effective date of the reorganization, Conseco will subordinate any and all of its unsecured claims against the Company to the claims of the unsecured creditors and certain debt of the Company to Conseco will remain on the Company's books and records. In exchange for the new value given to the Company, all of the existing common stock of the Company will be extinguished and the Company will issue new shares of common stock, designated as Class A and Class B. Conseco will be issued 100% of the Class A stock and 80% of the Class B stock. The balance of the Class B stock will be issued to Greenwich.

        The Plan further provides that Debtors will pay $2.03 Million to the unsecured creditors in satisfaction of their claims against the Company. This represents approximately 42% of the value of the claims presently filed against the Company by these creditors.

        Upon confirmation of the Plan, the Company, and two of its subsidiaries, NAL Acceptance Corporation and Autorics, Inc. will emerge from bankruptcy. The Company will own all of the stock of NAL Acceptance Corporation and Autorics, Inc., and will continue to operate as a loan servicing company in the non prime automobile finance industry.

        Interested parties will have the opportunity to file their objections to the proposed Plan pursuant to a schedule to be established by the court at a hearing to be held in Ft. Lauderdale on August 10, 1998. Confirmation of the Plan is expected on or about September 24, 1998.

         All interested parties are directed to the Disclosure Statement and the Plan of Reorganization filed with the Court in Case Nos. 98-21966-BKC-PGH through 98-21972-BKC-PGH for all terms and conditions concerning the reorganization of the Company and its effect on shareholders' interest therein.



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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NAL FINANCIAL GROUP, INC.
                                             -------------------------
                                                   (Registrant)


    Date  July 20, 1998                     By:  /s/ Mercedes Padin
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                                                 Mercedes Padin, Vice President-
                                                 General Counsel